Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated September 13, 2021, with respect to the consolidated financial statements of Prenetics Limited, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG

Hong Kong

December 30, 2021